                                                                     EXHIBIT 4.3


                          ABOVENET COMMUNICATIONS INC.

                              AMENDED AND RESTATED

                           INVESTORS' RIGHTS AGREEMENT

                               SEPTEMBER 4, 1998

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
1. Registration Rights......................................................       1
   1.1     Definitions......................................................       1
   1.2     Request for Registration.........................................       2
   1.3     Company Registration.............................................       4
   1.4     Form S-3 Registration............................................       5
   1.5     Obligations of the Company.......................................       6
   1.6     Information from Holder..........................................       7
   1.7     Expenses of Registration.........................................       7
   1.8     Delay of Registration............................................       8
   1.9     Indemnification..................................................       8
   1.10    Reports Under Securities Exchange Act of 1934....................      10
   1.11    Assignment of Registration Rights................................      10
   1.12    "Market Stand-Off" Agreement.....................................      11
   1.13    Termination of Registration Rights...............................      11

2. Covenants of the Company.................................................      11
   2.1     Delivery of Financial Statements.................................      11
   2.2     Inspection.......................................................      12
   2.3     Termination of Information and Inspection Covenants..............      12
   2.4     Right of First Offer.............................................      12
   2.5     Directors and Officers Liability Insurance.......................      13
   2.6     Board Representation.............................................      13
   2.7     Termination of Certain Covenants.................................      13
   2.8     Proprietary Information and Inventions Agreement.................      14
   2.9     Right to Participate in Initial Public Offering..................      14

3. Miscellaneous............................................................      14
   3.1     Successors and Assigns...........................................      14
   3.2     Governing Law....................................................      14
   3.3     Counterparts.....................................................      14
   3.4     Titles and Subtitles.............................................      14
   3.5     Notices..........................................................      14
   3.6     Expenses.........................................................      15
   3.7     Entire Agreement: Amendments and Waivers.........................      15
   3.8     Severability.....................................................      15
   3.9     Aggregation of Stock.............................................      15
   3.10    Additional Parties...............................................      15
   3.11    Prior Agreement..................................................      15

Schedule A     Schedule of Investors
Schedule B     Holders of Common Stock/Common Holders

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


     THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of September 4, 1998, by and among AboveNet Communications Inc., a California corporation (the "Company") the "Investors' Rights Agreement", the investors listed on Schedule A hereto, each of which is herein referred to individually as an "Investor" and collectively as the "Investors," and the holders of Common Stock listed on Schedule B hereto, each of which is herein referred to individually as a "Common Holder" and collectively as the "Common Holders".

                                    RECITALS

     WHEREAS, certain of the Investors (the "Prior Investors") possess certain rights pursuant to that certain Investors' Rights Agreement (the "Prior Agreement") dated as of July 15, 1998, by and among the Company, the Common Holders and the Investors (as defined therein);

     WHEREAS, certain of the Investors (the "Series E Investors") are purchasing from the Company, and the Company is selling to such Investors, shares of the Company's Series E Preferred Stock (the "Series E Preferred Stock"), pursuant to the terms and conditions set forth in that certain Series E Preferred Stock Purchase Agreement of even date herewith (the "Series E Agreement");

     WHEREAS, in order to induce the Company to enter into the Series E Agreement and to induce the Series E Investors to invest funds in the Company pursuant to the Series E Agreement, the Company, the Prior Investors and the Common Holders hereby agree to waive their rights under the Prior Agreement, and the Investors, the Common Holders and the Company hereby agree that this Agreement shall govern the rights of the Investors and the Common Holders to cause the Company to register shares of Common Stock issued or issuable to such persons, and certain other matters or set forth herein;

     WHEREAS, the Company is considering an initial underwriting public offering of it's common stock (the "IPO") and to facilitate such undertaking the Investors wish to waive all registration rights and notice rights with respect to the IPO provided the IPO closes by March 31, 1999; and

     WHEREAS, the Series E Investors and the Company have agreed, pursuant to the Series E Agreement, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

     1. Registration Rights. The Company covenants and agrees as follows:

          1.1 Definitions. For purposes of this Section 1:

               (a) The term "Act" means the Securities Act of 1933, as amended.

               (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.11 hereof; provided, however, that the Common Holders shall not be deemed to be Holders for purposes of Section 1.2, 1.4 and 3.7.

               (d) The term "Initial Offering" means the Company's first public offering of its Common Stock under the Act in which all outstanding shares of the Company's Preferred Stock convert into shares of the Company's Common Stock pursuant to the Company's Amended and Restated Articles of Incorporation.

               (e) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

               (f) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (g) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, (ii) the shares of Common Stock issued to the Common Holders as of the date hereof and issuable upon the exercise of stock options granted as of the date hereof or in the future; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Section 1.2, 1.4 and 3.7, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

               (h) The number of shares of "Registrable Securities" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

               (i) The term "SEC" shall mean the Securities and Exchange Commission.

          1.2 Request for Registration.

               (a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) November 30, 2002, or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of at least a majority of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Act covering the registration of at least fifty-one percent (51%) of the Registrable Securities then outstanding or a lesser percent if the anticipated aggregate offering price (net of underwriting discounts and commissions) would be at least $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 1.2(a).

               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (c) The Company shall not be required to effect a registration pursuant to this Section 1.2:

                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and may be required under the Act; or

                    (ii) after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

                    (iii) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and provided further that the Company may define the boundaries of such period not more than once in any twelve (12)-month period; or

                    (iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 1.4 hereof; or

                    (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company's President stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.

          1.3 Company Registration.

               (a) Subject to Section 1.3(d) below, if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

               (b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

               (c) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their reasonable discretion will not jeopardize the success of the offering by the Company. Subject to Section 1.3(d) below, if the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their reasonable discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling Holders may be excluded entirely if the underwriters make the determination described above and no other shareholder's securities are included, or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a partnership, limited liability company or corporation, the partners, retired partners, members and shareholders of such Holder, or the estates and family members of any such partners, retired partners, and members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals. Notwithstanding the foregoing, any determination made by the underwriters for purposes of this section and in connection with the Company's initial public offering, shall be made by the underwriters in their full and complete discretion.

               (d) The Investors agree to waive their registration rights and notice rights contained in this Section 1.3 in connection with any IPO undertaken by the Company which closes on or before March 31, 1999.

          1.4 Form S-3 Registration. In case the Company shall receive from the Holders of at least a majority of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) use all reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

                    (i) if Form S-3 is not available for such offering by the Holders;

                    (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $5,000,000;

                    (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this
Section 1.4, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period;

                    (iv) if the Company has, within the twelve (12)-month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.4; or

                    (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

          1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty
(120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

               (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

               (d) use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

               (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

               (h) provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be registered in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

          1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b), any legal or other expenses reasonably incurred by in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld) provided, that, in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

               (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and Holders under this Section
1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the Initial Offering;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.12 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

          1.12 "Market Stand-Off" Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the representatives of the underwriters, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the representatives of the underwriters (such period not to exceed one hundred eighty (180) days) (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock that such Holder owns immediately prior to the Company's initial public offering or any securities convertible into or exercisable or exchangeable for Common Stock that such Holder owns immediately prior to the Company's initial public offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided that all of the Company's officers, directors and 5% shareholders are similarly bound. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Section 1.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after three (3) years following the consummation of the Initial Offering or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Act.

     2. Covenants of the Company.

          2.1 Delivery of Financial Statements. The Company shall deliver to each Investor:

               (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

               (b) so long as such Investor holds at least 500,000 shares of Preferred Stock (either in the form of Series A, Series B, Series C, Series D or Series E Preferred Stock or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, recontributions or reclassifications), as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three
(3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet for and as of the end of such fiscal quarter, in reasonable detail; and

               (c) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (c) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

          2.2 Inspection. So long as such Investor holds at least 500,000 shares of Preferred Stock (either in the form of Series A, Series B, Series C, Series D or Series E Preferred Stock or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, recontributions or reclassifications), the Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

          2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members and affiliates in such proportions as it deems appropriate.

     Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for, any shares of any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail ("Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

               (b) By written notification received by the Company, within twenty (20) calendar days after giving of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then held, by such Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion, exercise and exchange of all convertible, exercisable or exchangeable securities).

               (c) If all Shares that Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

               (d) The right of first offer in this Section 2.4 shall not be applicable (i) to the issuance or sale of shares of shares of Common Stock (or options therefor) to employees or directors of or consultants to the Company for the primary purpose of soliciting or retaining their services, (ii) to or after consummation of a bona fide public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1 or SB-2, at an offering price of at least $5,000,000 in the aggregate, (iii) the issuance of securities pursuant to the conversion, exercise or exchange of convertible, exercisable or exchangeable securities, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) to the issuance or sale of shares of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are for other than primarily equity financing purposes, (vi) the issuance of additional shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, or (vii) the issuance of Series E Preferred Stock pursuant to the terms of the Series E Agreement.

          2.5 Directors and Officers Liability Insurance. The Company shall purchase a Directors and Officers liability insurance policy covering the directors and officers of the Company in the amount of at least $1,000,000 and will increase such coverage immediately prior to the consummation of the sale of securities pursuant to a bona fide public offering of shares of its common stock, registered under the Act, at an offering price of at least $5,000,000 in the aggregate.

          2.6 Board Representation So long as the holders of at least two-thirds (2/3) of the shares of Series D Preferred Stock originally issued remain outstanding, the Company shall use its best efforts to cause and maintain the election to the Board of Directors of one (1) representative of the Series D Preferred Stock, (the "Series D Representative"). The Series D Representative shall be entitled to be a member of any compensation committee or executive committee designated by the Board of Directors.

          2.7 Termination of Certain Covenants. The covenants set forth in Sections 2.4, 2.5, 2.6 and 2.8 shall terminate and be of no further force or effect immediately prior to the consummation of the sale of securities pursuant to a bona fide public offering of shares of common stock, registered under the Act, at an offering price of at least $5,000,000 in the aggregate.

          2.8 Proprietary Information and Inventions Agreement. Unless otherwise approved by the Company's Board of Directors, the Company shall require all officers and employees to execute and deliver a Proprietary Information and Inventions Agreement in the form previously approved by the Company's Board of Directors.

          2.9 Right to Participate in Initial Public Offering. In connection with the Company's initial public offering (the "IPO"), the Company shall use reasonable efforts to cause its managing underwriter or underwriters to offer $5,000,000 of the shares (the "IPO Shares") of the Company's Common Stock to be sold in the Company's initial public offering to Kline Hawkes or its affiliates on a pro rata basis on the same terms as such shares are being sold to the public; provided, however, that in no event shall the IPO shares exceed ten percent (10%) of the shares offered in the IPO and provided further that such offer shall not be made if in the judgment of the Company's managing underwriter or underwriters such offer would not be compatible with the success of the IPO.

     3. Miscellaneous.

          3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon delivery by confirmed facsimile or delivery by nationally recognized overnight courier service or personal delivery to the party to be notified or deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7 Entire Agreement: Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities; provided, however, that in the event that such amendment or waiver adversely affects the obligations and/or rights of the Common Holders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the holders of a majority of the shares of Common Stock held by the Common Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities each future holder of all such Registrable Securities, and the Company.

          3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          3.10 Additional Parties. In the event of a subsequent closing with an investor as provided for in Section 1.3 of the Series E Agreement, such investor shall become a party to this Agreement as an "Investor" upon receipt from such investor of a fully executed signature page hereto.

          3.11 Prior Agreement. The Prior Agreement is hereby terminated and superseded in its entirety and shall be of no further force or effect. Notwithstanding the foregoing, it is expressly agreed and understood that this Agreement shall not amend or modify in any respect any provisions of the Kaplan Agreement (as defined in the Prior Agreement), except as specifically set forth in the Prior Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            ABOVENET COMMUNICATIONS INC.


                                            By:_________________________________
                                               Sherman Tuan
                                               Chief Executive Officer


                                  Address:  50 W. San Fernando St.
                                            San Jose, California  95133

                                            COMMON HOLDER:



                                            ------------------------------------
                                            Sherman Tuan


                                            ------------------------------------
                                            Yu-Hua Chang

                                            ------------------------------------
                                            Daniel Hsiao


                                            ------------------------------------
                                            Pierre Chen


                                            ------------------------------------
                                            Jerry Chen


                                            ------------------------------------
                                            Warren J. Kaplan


                                            ------------------------------------
                                            Judith A. Kaplan


                                            ------------------------------------
                                            Stuart S. Kaplan


                                            ------------------------------------
                                            Marc A. Kaplan


                                            ------------------------------------
                                            Frank McGrath


                                            ------------------------------------
                                            Alexis Geranois



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            ------------------------------------
                                            Doug Williams


                                            ------------------------------------
                                            Jimmy Clark


                                            ------------------------------------
                                            Belinda Lee


                                            ------------------------------------
                                            Kevin Hourigan


                                            ------------------------------------
                                            Kevin Schwing


                                            ------------------------------------
                                            Stephen P. Belomy


                                            ------------------------------------
                                            Paul Belomy


                                            ------------------------------------
                                            Lucille Belomy


                                            ------------------------------------
                                            David Belomy



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            SERIES A PREFERRED STOCK HOLDERS:


                                            ------------------------------------
                                            Peter Chen


                                            ------------------------------------
                                            Pat Chen


                                            ------------------------------------
                                            Eric S. Chen


                                            ------------------------------------
                                            Paula S. Chen


                                            ------------------------------------
                                            David Peng


                                            ------------------------------------
                                            En-Lei Tuan


                                            ------------------------------------
                                            Ta-Hui Shyu


                                            ------------------------------------
                                            Yi-Ping Cheng


                                            ------------------------------------
                                            Belinda Lee



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            SERIES B PREFERRED STOCK HOLDERS:


                                            PETER CHEN & PAT TE-HUI LIVING TRUST


                                            ------------------------------------



                                            ------------------------------------
                                            Eric S. Chen


                                            ------------------------------------
                                            Paula S. Chen


                                            ------------------------------------
                                            Wendy Te-Hua Wang


                                            ------------------------------------
                                            Robert Wang


                                            ------------------------------------
                                            Teddy Kiang


                                            ------------------------------------
                                            Sylvia Te-Yi Kiang


                                            TU-TING & TE-FANG CHENG LIVING TRUST

                                            ------------------------------------


                                            ------------------------------------
                                            Jerry Chen


                                            ------------------------------------
                                            Grace Sui



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            ------------------------------------
                                            Belinda Lee


                                            ------------------------------------
                                            Ta-Hui Shyu


                                            ------------------------------------
                                            Yi-Ping Cheng


                                            ------------------------------------
                                            Wen-Jia Huang


                                            ------------------------------------
                                            Koulai Shu


                                            KIMBALL W. & MATHA L. SMALL 1988
                                            LIVING TRUST

                                            -----------------------------------





                                            ------------------------------------
                                            Stephen P. Belomy


                                            ------------------------------------
                                            David K. Small


                                            ------------------------------------
                                            Wayne Sanders


                                            ------------------------------------
                                            Gary Filizetti


                                            ------------------------------------
                                            Mei-Ya Tseng



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            ------------------------------------
                                            Hui-Lien Chuan


                                            ------------------------------------
                                            Huang Lai Te Yuan


                                            ------------------------------------
                                            Hui-Tzu Hu



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            SERIES C PREFERRED STOCK HOLDERS:


                                            VIRTUOSO ENTERPRISE CORP.


                                            -----------------------------------


                                            ------------------------------------
                                            Hui-Tzu Hu


                                            ------------------------------------
                                            Ching-Jung Cheng


                                            ------------------------------------
                                            Yang-Chao Chen


                                            ------------------------------------
                                            Pi-Yun Hsu Chen


                                            ------------------------------------
                                            Wan Shao Kuo


                                            PROSPERITY CAPITAL HOLDINGS CORP.

                                            -----------------------------------


                                            TECHNOLOGY ASSOCIATES MANAGEMENT CO.

                                            -----------------------------------


                                            TECH GAINS CORP.


                                            -----------------------------------



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            SCF INVESTMENTS


                                            -----------------------------------


                                            ------------------------------------
                                            Ram Paul Gupta


                                            GREENFIELD TECHNOLOGY VENTURES


                                            -----------------------------------


                                            ------------------------------------
                                            Barry Gosnell


                                            KG ASSOCIATES


                                            -----------------------------------


                                            ------------------------------------
                                            Warren J. Kaplan


                                            ------------------------------------
                                            Judith A. Kaplan



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            SERIES D PREFERRED STOCK HOLDERS:


                                  KLINE HAWKES CALIFORNIA SBIC, L.P.

                                  By: Kline Hawkes California SBIC General
                                      Partner, L.P.,
                                      its general partner

                                  By: Kline Hawkes Management SBIC, L.P.,
                                      its general partner

                                  By: __________________________________________
                                      Frank R. Kline

                                  Its: Chairman

                                  Address:        11726 San Vicente Blvd.
                                                  Suite 300
                                                  Los Angeles, CA 90049
                                                  ATTN: Sam Lee

                                  Phone:          (310) 442-4700
                                  Facsimile:      (310) 442-4707



                                  PRIMUS TECHNOLOGY FUND


                                  By: __________________________________________
                                      Benjamin Chen

                                  Title: Project Manager

                                  Address:        16th Floor, 35, Sec. 3,
                                                  Min Chuan E. Road
                                                  Taipei, Taiwan, R.O.C.
                                                  ATTN:  Benjamin Chen

                                  Phone:          886-2-504-4377
                                  Facsimile:      886-2-250-4367





                                  TECHGAINS CORP.



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  By: __________________________________________
                                      Andrew Kang

                                  Title: Managing Director

                                  Address:        3804 Silver Falls Court
                                                  Plano, TX 75093
                                                  ATTN:  Andrew Kang

                                  Phone:          (972) 403-8192
                                  Facsimile:      (972) 403-7151



                                  SPRING CREEK INVESTMENT L.P.


                                  By: __________________________________________
                                      James Sha

                                  Title: _______________________________________

                                  Address:        18 Valley Oak
                                                  Portola Valley, CA 94028
                                                  ATTN:  James Sha

                                  Phone:          (650) 937-2642
                                  Facsimile:      (650) 937-5430



                                        KUMMEL INVESTMENTS LIMITED



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  By: __________________________________________
                                      HO Tuen Yee

                                  Title: Director

                                  By: __________________________________________
                                      LI Choi Wan, Alice

                                  Title: Officer

                                  Address:        Suite 922C, Europort
                                                  Gibraltar
                                                  ATTN:  Ho Tuen Yee

                                  Phone:          (+350) 73440
                                  Facsimile:      (+350) 73625



                                  SILICON VALLEY EQUITY FUND LP
                                  Its General Partner
                                  Asia Tech Management LLC


                                  By: __________________________________________
                                      Katherine Jen

                                  Title: Managing Partner

                                  Address:        2041 Mission College Blvd.
                                                  Suite 100
                                                  Santa Clara, CA 95054
                                                  ATTN:  Katherine Jen

                                  Phone:          (408) 330-9366
                                  Facsimile:      (408) 330-9365



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  TECHNOLOGY PARTNERS VENTURE CAPITAL CORP.


                                  By: __________________________________________
                                      Hans Tai

                                  Title: _______________________________________

                                  Address:        2F-2, 130, Szu-Wei Road,
                                                  Hsinchu, Taiwan
                                                  ATTN:  Hans Tai

                                  Phone:          886-3-5257928
                                  Facsimile:      886-3-5257930



                                  HUI-TZU HU

                                  ______________________________________________

                                  Address:        c/o Ken Kao
                                                  D-Link
                                                  2F, No. 233-2
                                                  Pao-Chiao Road Hsin-Tien
                                                  Taipei, Taiwan R.O.C.
                                                  ATTN:  Hui-Tzu Hu

                                  Phone:          886-2-2916-1600
                                  Facsimile:      886-2-2914-6299



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  NORTH AMERICA VENTURE FUND L.P.
                                  Its General Partner
                                  CDC North America Venture Management, L.D.C.

                                  By: __________________________________________
                                      Charles Lau

                                  Title: Senior Director

                                  Address: 3945 Freedom Circle, Suite 270 Santa Clara, CA 95054
                                                  ATTN:  Scott R. Weaver

                                  Phone:          (408) 235-8688
                                  Facsimile:      (408) 235-8816



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            INVESTORS:

                                            1400 Hill Capital



                                            By:      ___________________________
                                            Name:    ___________________________
                                            Title:   ___________________________

                                            Address:    ________________________
                                                        ________________________
                                            Telephone:  ________________________
                                            Facsimile:  ________________________



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            William James Bell 1993 Trust



                                            By: ________________________________
                                                William James Bell, Trustee


                                            Address:    ________________________
                                                        ________________________
                                            Telephone:  ________________________
                                            Facsimile:  ________________________



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            Boston Millenia Partners



                                            By:      ___________________________
                                            Name:    ___________________________
                                            Title:   ___________________________

                                            Address:    ________________________
                                                        ________________________
                                            Telephone:  ________________________
                                            Facsimile:  ________________________



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            E*Trade



                                            By:      ___________________________
                                            Name:    ___________________________
                                            Title:   ___________________________

                                            Address:    ________________________
                                                        ________________________
                                            Telephone:  ________________________
                                            Facsimile:  ________________________



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            J. & W. Seligman



                                            By:      ___________________________
                                            Name:    ___________________________
                                            Title:   ___________________________

                                            Address:    ________________________
                                                        ________________________
                                            Telephone:  ________________________
                                            Facsimile:  ________________________



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            Kline Hawkes California SBIC, L.P.



                                            By:      ___________________________
                                            Name:    ___________________________
                                            Title:   ___________________________

                                            Address:    ________________________
                                                        ________________________
                                            Telephone:  ________________________
                                            Facsimile:  ________________________



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                                        ________________________
                                                        Michael Levy



                                            Address:    ________________________
                                                        ________________________
                                            Telephone:  ________________________
                                            Facsimile:  ________________________



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            Lodestone Capital



                                            By:      ___________________________
                                            Name:    ___________________________
                                            Title:   ___________________________

                                            Address:    ________________________
                                                        ________________________
                                            Telephone:  ________________________
                                            Facsimile:  ________________________



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            NIF Ventures USA, Inc.



                                            By:      ___________________________
                                            Name:    ___________________________
                                            Title:   ___________________________

                                            Address:    ________________________
                                                        ________________________
                                            Telephone:  ________________________
                                            Facsimile:  ________________________



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                            Primus Technology Fund



                                            By:      ___________________________
                                            Name:    ___________________________
                                            Title:   ___________________________

                                            Address:    ________________________
                                                        ________________________
                                            Telephone:  ________________________
                                            Facsimile:  ________________________



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                                        ________________________
                                                        Albert Ratner


                                            Address:    ________________________
                                                        ________________________
                                            Telephone:  ________________________
                                            Facsimile:  ________________________



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                                        ________________________
                                                        William L. Schrader


                                            Address:    ________________________
                                                        ________________________
                                            Telephone:  ________________________
                                            Facsimile:  ________________________



                 SIGNATURE PAGE TO ABOVENET COMMUNICATION, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS

                                                      NUMBER OF                    TOTAL PURCHASE
              NAME AND ADDRESS                    SHARES PURCHASED                PRICE OF SHARES
              ----------------                    ----------------                ---------------

                                   SCHEDULE B

                     HOLDERS OF COMMON STOCK/ COMMON HOLDERS

                 NAME                             NUMBER OF SHARES                        PRICE PER SHARE
                 ----                             ----------------                        ---------------
Sherman Tuan                                            500,000                               $ 0.01

Yu-Hua Chang                                            250,000                               $ 0.01

Daniel Hsiao                                             62,500                               $ 0.01

Pierre Chen                                              30,000                               $ 0.01

Jerry Chen                                              140,625                               $ 0.01

Warren J. & Judith A. Kaplan                             36,667                               $ 0.05

Warren J. & Judith A. Kaplan                             40,000                               $ 0.10

Warren J. Kaplan                                         36,667                               $ 0.05

Warren J. Kaplan                                        167,000                               $ 0.10

Judith A. Kaplan                                         50,000                               $ 0.10

Stuart S. Kaplan                                         15,000                               $ 0.10

Marc A. Kaplan                                           15,000                               $ 0.10

Frank McGrath                                             2,000                               $ 0.10

Alexis Geranois                                           1,000                               $ 0.10

Doug Williams                                             2,000                               $ 0.05

Jimmy Clark                                               1,732                               $ 0.05

Belinda Lee                                             125,000                               $ 0.01

Kevin Hourigan                                           50,000                               $ 0.10

Kevin Schwing                                             2,000                               $ 0.05

Stephen Belomy                                              208                               $ 0.03

Paul Belomy                                              10,000                               $ 0.03

Lucille Belomy                                           10,000                               $ 0.03

David Belomy                                                625                               $ 0.03

David Belomy                                              9,375                               $ 0.10
                                                      ---------

                                TOTAL:                1,557,399                               ------